SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2010

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreements

On June 11, 2010, International Stem Cell Corporation, a Delaware corporation (the “Company”) entered into an Exchange Agreement (the “Socius Exchange Agreement”) with Socius CG II, Ltd. (“Socius”) under which the Company and Socius agreed to exchange all of the Series F Preferred Stock previously issued to Socius pursuant to the Preferred Stock Purchase Agreement between the Company and Socius dated May 4, 2010 (the “Socius Preferred Stock Agreement”) for all of the promissory notes of Socius issued to the Company in connection with that transaction as payment for shares of the Company’s Common Stock issued to Socius upon exercise of warrants and a $2.5 million promissory note issued in partial payment for the Socius Series F Preferred Stock (the “Socius Notes”). As part of the exchange transaction, the Company agreed to waive all accrued interest on the Socius Notes and Socius agreed to waive all accrued dividends and redemption premiums on the Socius Series F Preferred Stock. The terms of the Preferred Stock Purchase Agreement are described in item 1.01 of the Company’s Form 8-K filed May 5, 2010.

In addition, on June 11, 2010, the Company entered into an Exchange Agreement (the “Optimus Exchange Agreement”) with Optimus Capital Partners, LLC and an affiliate (“Optimus”) under which the Company and Optimus agreed to exchange all of the Series E Preferred Stock previously issued to Optimus pursuant to the Preferred Stock Purchase Agreement between the Company and Optimus dated June 30, 2009 (the “Optimus Preferred Stock Agreement”) for all of the promissory notes of Optimus (the “Optimus Notes”) issued to the Company in connection with that transaction as payment for shares of the Company’s Common Stock issued to Optimus upon exercise of warrants. As part of the exchange transaction, the Company agreed to waive all accrued interest on the Optimus Notes and Optimus agreed to waive all accrued dividends and redemption premiums on the Optimus Series E Preferred Stock. The terms of the Preferred Stock Purchase Agreement are described in item 1.01 of the Company’s Form 8-K filed July 6, 2009.

As a result of these two exchange transactions, all of the Company’s obligations under previously outstanding Series E Preferred Stock and Series F Preferred Stock (which collectively had (i) liquidation preferences of $15 million senior to the shares of the Company’s Common Stock, (ii) redemption premiums that started at 26% of the liquidation preference and (iii) $1.5 million in compounding dividend payments), have been retired and the Company no longer holds any promissory notes of either Socius or Optimus. Because the parties to these exchange transactions determined that the instruments and rights being exchanged were of equivalent value, neither party paid any cash to the other party to the exchange transaction.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Ray Wood
Ray Wood
Chief Financial Officer

Dated: June 14, 2010